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                                                                   Exhibit 10.47


                               EXTENSION AGREEMENT

THIS EXTENSION AGREEMENT is entered into as of the 12th day of April, 1999 by and between ProLogis Limited Partnership-I a Delaware Limited Partnership (formerly known as SCI Limited Partnership-I (the "Landlord") and Oryx Technology Corporation, Inc., a Delaware Corporation (the "Tenant").

                                   WITNESSETH:

WHEREAS, Landlord and Tenant have entered into a Lease, dated as of the 30TH day of January 1996, pursuant to which Landlord leased to Tenant certain premises located at 46713 FREMONT BOULEVARD, FREMONT, CA (such lease, as heretofore and hereafter modified, being herein referred to as the "Lease").

WHEREAS, Landlord and Tenant desire to extend the term of the Lease on the terms and conditions set forth below

NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Landlord and Tenant agree as follows:

        1. The term of the Lease is extended for TWENTY (24) months, such that the Lease shall terminate on the 3 1ST day of JANUARY 2001. All of the terms and conditions of the Lease shall remain in full force and effect during such extension period except that the Monthly Base Rent shall be as follows during such extension:

                        Months                   Rent
                        2/1/99 - 1/31/01         $3,780

                        *Expenses for the calendar year 1999 are being billed at $864 per month.

        2. Except as modified herein, the I-ease, and all of the terms and conditions thereof, shall remain in full force and effect.

        3. Any obligation or liability whatsoever of ProLogisTrust, a Maryland real estate investment trust, which may arise at any time under the Lease or this Agreement or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby, shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees, or agents regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

IN WITNESS WHEREOF, the parties hereto have signed this Extension Agreement as of the day and year first above written.

                               ProLogis Limited Partnership-I a Delaware
                               Limited Partnership

                               By: /s/ Ned K. Anderson
                                   ------------------------
                               Name: Ned K. Anderson
                               Title: Managing Director

                                                   LANDLORD


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Oryx Technology Corporation Inc.
a Delaware Corporation


By: /s/ Victor Tan
    ------------------------------
Name: Victor Tan
Title:  Vice President/GM

                            TENANT